UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2024

NuStar Energy L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-16417	74-2956831
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8111 Westchester Drive, Suite 400

Dallas, Texas 75225

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 981-0070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Ticker Symbol	Name of each exchange on which registered
Common units	NS	New York Stock Exchange
8.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	NSprA	New York Stock Exchange
7.625% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	NSprB	New York Stock Exchange
9.00% Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	NSprC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On May 3, 2024, NuStar Energy L.P., a Delaware limited partnership (“NuStar”), completed the previously announced transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated January 22, 2024, by and among NuStar, Sunoco LP, a Delaware limited partnership (“Sunoco”), Saturn Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Sunoco (“Merger Sub”), Riverwalk Logistics, L.P., a Delaware limited partnership (the “NuStar GP”) and sole general partner of NuStar, NuStar GP, LLC, a Delaware limited liability company (“NuStar Managing GP”) and the sole general partner of the NuStar GP and Sunoco GP LLC, a Delaware limited liability company (the “Sunoco GP”) and sole general partner of Sunoco, pursuant to which Merger Sub merged with and into NuStar (the “Merger”), with NuStar surviving the Merger as the surviving entity and a subsidiary of Sunoco (the “Surviving Entity”). Each capitalized term used herein but not otherwise defined has the meaning given to it in the Merger Agreement.

Item 1.01	Entry into a Material Definitive Agreement

At the effective time of the Merger on May 3, 2024 (the “Effective Time”), in connection with the consummation of the Merger and in accordance with the Merger Agreement, NuStar, Sunoco and certain of their subsidiaries, as applicable, entered into certain additional agreements as described below.

Sunoco Revolving Credit Facility

A Third Amended and Restated Credit Agreement among Sunoco, as borrower, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, swingline lender and an LC issuer (the “Sunoco Credit Agreement”), which amended and restated Sunoco’s existing revolving credit facility entered into on April 7, 2022, was entered into on May 3, 2024.

The Sunoco Credit Agreement is a $1.50 billion revolving credit facility, expiring May 3, 2029 (which date may be extended in accordance with the terms of the Sunoco Credit Agreement). The facility can be increased from time to time upon Sunoco’s written request, subject to certain customary conditions, up to an additional $500 million. Borrowings under the revolving credit facility will bear interest at a base rate (a rate based off of the higher of (a) the Federal Funds Rate (as defined Sunoco Credit Agreement) plus 0.5%, (b) Bank of America’s prime rate and (c) one-month Term SOFR (as defined Sunoco Credit Agreement) plus 1.00%), in each case, plus an applicable margin ranging from 1.25% to 2.25%, in the case of a Term SOFR loan, or from 0.250% to 1.25%, in the case of a base rate loan (determined with reference to the Partnership’s Net Leverage Ratio (as defined Sunoco Credit Agreement)). Upon the first achievement by Sunoco of an investment grade credit rating, the applicable margin will decrease to a range of 1.125% to 1.75%, in the case of a Term SOFR loan, or from 0.125% to 0.750%, in the case of a base rate loan (determined with reference to the credit rating for Sunoco’s senior, unsecured, non-credit enhanced long-term debt and Sunoco’s corporate issuer rating). Interest is payable quarterly if the base rate applies and at the end of the applicable interest period if Term SOFR applies. In addition, the unused portion of Sunoco’s revolving credit facility will be subject to a commitment fee ranging from 0.250% to 0.350%, based on Sunoco’s Net Leverage Ratio. Upon the first achievement by Sunoco of an investment grade credit rating, the commitment fee will decrease to a range of 0.125% to 0.350%, based on Sunoco’s credit rating as described above.

The Sunoco Credit Agreement requires Sunoco to maintain a Net Leverage Ratio (as defined Sunoco Credit Agreement) of not more than 5.50 to 1.00. The Sunoco Credit Agreement also requires Sunoco to maintain an Interest Coverage Ratio (as defined Sunoco Credit Agreement) of not less than 2.25 to 1.00. After the first achievement by Sunoco of an investment grade credit rating (a) the maximum Net Leverage Ratio reduces to 5.00 to 1.00, with an increase to 5.50 during a period following certain material acquisitions and (b) the requirement to maintain a minimum Interest Coverage Ratio falls away.

Indebtedness under the Sunoco Credit Agreement is guaranteed by certain material subsidiaries of Sunoco and other subsidiaries that Sunoco elects to provide guarantees, including by NuStar and its subsidiaries that are obligors under the NuStar Credit Agreement.

The Sunoco Credit Agreement contains certain customary representations and warranties, affirmative and negative covenants and events of default. If an event of default occurs and is continuing, the lenders may declare all amounts outstanding under the Sunoco Credit Agreement to be immediately due and payable.

The foregoing description of the Sunoco Credit Agreement is qualified in its entirety by the full text of the Sunoco Credit Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

NuStar Revolving Credit Facility

On May 3, 2024, a Waiver Letter and Second Amendment to the NuStar Credit Agreement (as defined below) (the “NuStar Waiver Letter”), by Wells Fargo Bank, National Association, and acknowledged and accepted by NuStar, NuStar Logistics, L.P., a Delaware limited partnership (“NuStar Logistics”), NuStar Pipeline Operating Partnership L.P., a Delaware limited partnership (“NuPoP”) and the lenders party thereto, was entered into. The NuStar Waiver Letter (i) amends that certain Second Amended and Restated Credit Agreement entered into by and among NuStar Logistics, as borrower, NuStar, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent on January 28, 2022 (the “NuStar Credit Agreement”) to provide for amendments and waivers to permit (A) the NuStar Credit Agreement to remain outstanding for not more than 60 days following the consummation of the Merger, including by waiving the occurrence of any change of control thereunder as a result of the Merger, (B) the provision of guarantees by NuStar and subsidiaries of NuStar to support the Sunoco Credit Agreement and other material indebtedness of Sunoco and (C) certain reorganization steps to occur following the Effective Time, in each case, which amendments and waivers are requested to achieve tax efficiencies in connection with the Merger and (ii) requires as a condition to effectiveness thereof, that (A) Sunoco guarantee the obligations of NuStar and its subsidiaries under the NuStar Credit Agreement and (B) subsidiaries of NuStar that guarantee the Sunoco Credit Agreement provide guarantees of the obligations of NuStar Logistics under the NuStar Credit Agreement.

The foregoing description is qualified in its entirety by reference to the full text of the NuStar Waiver Letter, which is filed as Exhibit 10.2 and incorporated in this Item 1.01 by reference.

NuStar Receivables Financing Agreement and Purchase and Sale Agreement

On May 3, 2024, an Eighth Amendment to the Receivables Financing Agreement (the “Eighth Amendment”), by and among NuStar Finance LLC, a Delaware limited liability company (“NuStar Finance”), as borrower, NuStar, as servicer and PNC Bank, National Association, as a lender, group agent and as administrative agent, was entered into and which amends the Receivables Financing Agreement, dated as of June 15, 2015, as amended, to permit the Receivables Financing Agreement to remain outstanding following consummation of the Merger, including by amending the change of control provisions thereunder. As part of the Eighth Amendment, the commitments will be reduced to $0 during the period from May 3, 2024 until such time as NuStar, NuStar Finance and PNC otherwise agree in writing (the “Suspension Period”).

Concurrent with the entry into the Eighth Amendment, NuStar Finance, as buyer, NuStar, as servicer, and NuStar and the subsidiaries of NuStar named therein, as originators, entered into a Third Amendment to Purchase and Sale Agreement (the “Third Amendment”), which amends the Purchase and Sale Agreement, dated as of June 15, 2015, as amended to provide that the originators will cease to sell, contribute or otherwise transfer receivables to NuStar Finance during the Suspension Period.

The foregoing description is qualified in its entirety by reference to (i) the full text of the Eighth Amendment, which is filed as Exhibit 10.3 and incorporated in this Item 1.01 by reference and (ii) the Third Amendment, which is filed as Exhibit 10.4 and incorporated in this Item 1.01 by reference.

NuStar Subordinated Notes

On May 3, 2024, a Second Supplemental Indenture, among NuStar Logistics, NuStar, NuPoP, Sunoco and Computershare Trust Company, N.A. (the “Trustee”) (the “Second Supplemental Indenture”), was entered into and which supplements the Indenture, dated as of January 22, 2013, among NuStar Logistics, NuStar and the Trustee (as successor-in-interest to Wells Fargo Bank, National Association) (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of January 22, 2013, among NuStar Logistics, NuStar, NuPoP and the Trustee (as successor-in-interest to Wells Fargo Bank, National Association) (the “First Supplemental Indenture”), to add Sunoco as a guarantor of the 7.635% Fixed-to-Floating Rate Subordinated Notes due 2043 (the “Subordinated Notes”) issued pursuant to the Subordinated Notes Indenture.

The foregoing description is qualified in its entirety by reference to the full text of the Second Supplemental Indenture, which is filed as Exhibit 4.1 and incorporated in this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and in Item 1.01 of this Current Report on Form 8-K (this “Current Report”) is incorporated herein by reference. At the Effective Time, each NuStar Common Unit (other than any Excluded Units (as defined below) and Sunoco Subsidiary Held Units (as defined below)) was converted into the right to receive .400 of a Common Unit representing limited partner interests in Sunoco, having the rights and obligations specified with respect to “Common Units” in the Sunoco Partnership Agreement (the “Sunoco Common Units” and such consideration, the “Merger Consideration,” such ratio, the “Exchange Ratio” and the issuance of such Sunoco Common Units in connection with the Merger, the “Unit Issuance”), and each person that received Sunoco Common Units upon the exchange of NuStar Common Units for the Merger Consideration in accordance with the Merger Agreement was admitted as a limited partner of Sunoco. In addition, (i) each NuStar Preferred Unit currently remains issued and outstanding as limited partnership interests of the Surviving Entity, having the same terms as are applicable to NuStar Preferred Units immediately prior to the Effective Time, (ii) the general partner interest in NuStar remains issued and outstanding as the general partnership interest of the Surviving Entity and (iii) all NuStar Common Units owned by NuStar or by Sunoco or Merger Sub (collectively, the “Excluded Units”), and any NuStar Common Units owned by a Subsidiary of Sunoco (including any New Sunoco Subsidiary Units) (“Sunoco Subsidiary Held Units”), remain issued and outstanding as limited partnership interests of the Surviving Entity having the same terms as applicable to NuStar Common Units immediately prior to the Effective Time.

At the Effective Time, each outstanding restricted unit award of NuStar (“NuStar Restricted Unit Award”) and performance cash award of NuStar (“NuStar Performance Cash Award”) became fully vested and were cancelled and converted into the right to receive: (1) with respect to each NuStar Restricted Unit Award (A) a number of Sunoco Common Units equal to the product of (x) the number of NuStar Common Units subject to such NuStar Restricted Unit Award immediately prior to the Effective Time, multiplied by (y) the Exchange Ratio and (B) a cash payment equal to the product of (x) the number of NuStar Common Units subject to such NuStar Restricted Unit Award immediately prior to the Effective Time multiplied by the per-unit amount of the Special Distribution, (ii) with respect to each NuStar Performance Cash Award, an amount in cash equal to two hundred percent (200%) of the target amount of cash pursuant to such NuStar Performance Cash Award, except that for each NuStar Performance Cash Award that constitutes a “carry forward” award, the cash amount equals one hundred percent (100%) of the target amount and (iii) with respect to each NuStar Time-Vesting Cash Award, an amount in cash equal to one hundred percent (100%) of the amount of cash subject to such NuStar Time-Vesting Cash Award.

In connection with the transactions contemplated by the Merger Agreement, Sunoco and the Sunoco GP will take all necessary action so that the size of the Sunoco GP Board be increased by one member and Mr. Bradley C. Barron, the former chief executive officer and chairman of the board of directors of NuStar Managing GP, is appointed to fill the newly created seat on the Sunoco GP Board within sixty days following the Effective Time.

The foregoing descriptions of the Merger, the Merger Agreement, and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which was included as Exhibit 2.1 to NuStar’s Current Report on Form 8-K filed with the SEC on January 22, 2024, and is incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 and under the heading “Preferred Redemption” under Item 8.01 of this Current Report is incorporated by reference into this Item 3.01.

Prior to the completion of the Merger, NuStar Common Units were listed and traded on the New York Stock Exchange (the “NYSE”) under the trading symbol “NS”. On May 3, 2024, in connection with the completion of the Merger, NuStar notified the NYSE that (i) the Merger had been completed and requested that the NYSE suspend trading of the NuStar Common Units on the NYSE and withdraw the NuStar Common Units from listing on the NYSE prior to the opening of trading on May 3, 2024 and (ii) that each eligible and outstanding NuStar Common Unit was converted into the right to receive .400 of a Sunoco Common Unit.

NuStar has requested that the NYSE file a notification of removal from listing on Form 25 with the SEC with respect to the NuStar Common Units in order to effect the delisting of such shares from the NYSE. Such delisting will result in the deregistration of the NuStar Common Units under Section 12(b) of the Securities Exchange Act or 1934, as amended (the “Exchange Act”). NuStar intends to file a Form 15 requesting the deregistration of the NuStar Common Units under Section 12(g) of the Exchange Act.

Item 3.02	Unregistered Sales of Equity Securities.

The description of the Unit Subscription and Unit Issuance set forth under the heading “Unit Subscription” under Item 8.01 of this Current Report is incorporated by reference into this Item 3.02. The issuance of NuStar Common Units pursuant to the Unit Issuance was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

Item 3.03	Material Modification to the Rights of Securityholders.

The information set forth in the Introductory Note and under Items 2.01, 5.01 and 5.03 and under the heading “Preferred Redemption” under Item 8.01 of this Current Report is incorporated by reference into this Item 3.03.

At the Effective Time, the holders of NuStar Common Units immediately before the Merger ceased to have any rights as unitholders of NuStar (other than their right to receive .400 of a Sunoco Common Unit for each NuStar Common Unit held as of the Effective Time, and cash in lieu of fractional units, as applicable, in accordance with the terms of the Merger Agreement).

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report is incorporated by reference into this Item 5.01.

At the Effective Time, upon the Merger, a change of control of NuStar occurred, and NuStar became a subsidiary of Sunoco.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report is incorporated by reference into this Item 5.02.

In connection with the consummation of the Merger, and as of the Effective Time, Bradley C. Barron, J. Dan Bates, Jelynne LeBlanc Burley, William B. Burnett, Ed A. Grier, Dan J. Hill, Robert J. Munch, W. Grady Rosier, Martin Salinas, Jr. and Suzanne Allford Wade, being all of the directors of NuStar Managing GP immediately prior to the Effective Time, resigned from the board of directors of NuStar Managing GP (and from all of the committees thereof).

Effective as of the Effective Time, Joseph Kim, Karl Fails, W. Brett Smith, Oscar Alvarez and David Skidmore were appointed as directors of NuStar Managing GP. Additionally, W. Brett Smith, Oscar Alvarez and David Skidmore were appointed as members of the audit committee of the Board (the “Audit Committee”), with David Skidmore serving as the chair of the Audit Committee.

As of the Effective Time, each of NuStar Managing GP’s executive officers as of immediately prior to the Effective Time ceased to be officers of NuStar Managing GP and, pursuant to and in connection with the Merger, Joseph Kim (President, Chief Executive Officer), Dylan A. Bramhall (Chief Financial Officer), Christopher R. Curia (Executive Vice President, Human Resources), Karl R. Fails (Chief Operating Officer), Scott Grischow (Senior Vice President, Finance and Treasurer), Brian A. Hand (Chief Sales Officer), Austin Harkness (Executive Vice President, Commercial), Peggy Harrison (Assistant Secretary), Robert M. Kerrigan III (Senior Vice President, Human Resources & Administration), Darryl Krebs (Vice President, Tax), Edward Pak (Assistant General Counsel and Assistant Secretary) and Rick Raymer (Vice President, Controller and Principal Accounting Officer), the officers of Merger Sub as of immediately prior to the Effective Time, were appointed as the officers of NuStar Managing GP.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report is incorporated by reference into this Item 5.03.

On May 3, Amendment No. 2 (the “LPA Amendment”) to the Eighth Amended and Restated Agreement of Limited Partnership of NuStar Energy, dated as of July 20, 2018, as amended (the “NuStar LPA”), was executed by its general partner, Riverwalk Logistics, L.P., to, among other things, to (i) allow for a final distribution payment with respect to each series of NuStar Preferred Units prior to the redemption thereof, (ii) allow for, in connection with a redemption of all of the outstanding NuStar Preferred Units, the assignment of the right to purchase the Preferred Units to an affiliate of NuStar and (iii) amend the provisions for setting the record date for distributions on the NuStar Preferred Units.

The foregoing description of the LPA Amendment is qualified in its entirety by the full text of the LPA Amendment, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On May 3, 2024, Sunoco issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Unit Subscription

In connection with the consummation of the transactions contemplated by the Merger Agreement, NuStar entered into an agreement (the “Unit Subscription Agreement”), dated as of May 3, 2024, whereby Sunoco Retail LLC, a Pennsylvania limited liability company and wholly owned subsidiary of Sunoco (“Sunoco Retail”) agreed to subscribe, immediately prior to and conditioned on the occurrence of the Effective Time, for 1,278,135 Common Units of NuStar, representing one percent of all Common Units of NuStar outstanding immediately following an issuance of Nustar Common Units (such issuance being the “Unit Issuance”), against the execution and delivery by Sunoco Retail to NuStar of that certain promissory note (the “Promissory Note”), dated as of May 3, 2024 by and between Sunoco Retail and NuStar, of aggregate principal amount of $28,067,844.60.

The foregoing description of the Unit Subscription Agreement and Promissory Note are qualified in their entirety by the full text of the Unit Subscription Agreement and Promissory Note, which are attached hereto as Exhibits 99.2 and 99.3, respectively, and incorporated herein by reference.

Preferred Redemption

On May 3, 2024, Sunoco issued a press release announcing (i) its intent to purchase the entire amount of the outstanding NuStar Preferred Units and (ii) NuStar’s intent to redeem the entire amount of the outstanding Subordinated Notes, a copy of which is attached hereto as Exhibit 99.4 and is incorporated herein by reference. This Current Report on Form 8-K does not constitute a notice of redemption with respect to the NuStar Preferred Units or the Subordinated Notes.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of January 22, 2024, by and among Sunoco LP, Saturn Merger Sub, LLC, NuStar Energy L.P., Riverwalk Logistics, L.P., NuStar GP, LLC and Sunoco GP, LLC. (incorporated by reference to NuStar Energy L.P.’s Current Report on Form 8-K filed on January 22, 2024 (File No. 001-16417), as Exhibit 2.1).

3.1	Amendment No. 2 to the Eighth Amended and Restated Agreement of Limited Partnership of NuStar Energy L.P., dated as of May 3, 2024.

4.1*	Indenture, dated as of January 22, 2013, among NuStar Logistics, L.P., as Issuer, NuStar Energy L.P., as Guarantor, and Wells Fargo Bank, National Association, as Trustee, relating to Subordinated Debt Securities (incorporated by reference to NuStar Energy L.P.’s Current Report on Form 8-K filed January 22, 2013 (File No. 001-16417), Exhibit 4.1).

4.2*	First Supplemental Indenture, dated as of January 22, 2013, among NuStar Logistics, L.P., as Issuer, NuStar Energy L.P., as Parent Guarantor, NuStar Pipeline Operating Partnership L.P., as Affiliate Guarantor, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to NuStar Energy L.P.’s Current Report on Form 8-K filed January 22, 2013 (File No. 001-16417), Exhibit 4.2).

4.3	Second Supplemental Indenture, dated as of May 3, 2024, by and among NuStar Logistics, L.P., as Issuer, NuStar Energy L.P., as Parent Guarantor, NuStar Pipeline Operating Partnership L.P., as Affiliate Guarantor, and Computershare Trust Company, N.A., as Trustee.

10.1*	Third Amended and Restated Credit Agreement, dated as of May 3, 2024, by and between Sunoco LP, as borrower, the lenders from time to time party thereto and Banks of America, N.A., as administrative agent, swingline lender and an LC issuer.

10.2*	Waiver Letter and Second Amendment, dated May 3, 2024, by Wells Fargo Bank, National Association and acknowledged and accepted by NuStar Energy L.P., NuStar Logistics, L.P., NuStar Pipeline Operating Partnership L.P. and the lenders party thereto.

10.3*	Eight Amendment to Receivables Financing Agreement, dated as of May 3, 2024, by and among NuStar Finance LLC, as borrower, NuStar Energy L.P., as servicer, and PNC Bank, National Association, as a lender, group agent and as administrative agent.

10.4*	Third Amendment to Purchase and Sale Agreement, dated as of May 3, 2024, by and among NuStar Finance LLC, as buyer, NuStar Energy L.P., as servicer, and NuStar Energy L.P. and its subsidiaries named therein, as originators.

99.1	Press Release of Sunoco LP announcing the completion of the Merger, dated May 3, 2024.

99.2	Unit Purchase Agreement, dated as of May 3, 2024, by and between Sunoco Retail LLC and NuStar Energy L.P.

99.3	Promissory Note, dated as of May 3, 2024, by and between Sunoco Retail LLC and NuStar Energy L.P.

99.4	Press Release of Sunoco LP announcing its intent to purchase the NuStar Preferred Units and NuStar’s intent to redeem the Subordinated Notes, dated May 3, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain schedules and other similar attachments to this exhibit have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The Registrant will provide a copy of such omitted documents to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR ENERGY L.P.

	By:	Riverwalk Logistics, L.P., its General Partner

	By:	NuStar GP, LLC, its General Partner

Date: May 3, 2024	By:	/s/ Dylan A. Bramhall
	Name:	Dylan A. Bramhall
	Title:	Chief Financial Officer